Exhibit 13.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT OF 2002
(SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the period ended December 31, 2005 of Imperial Chemical Industries PLC (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code.

John D G McAdam, the Chief Executive and Alan J Brown, the Chief Financial Officer of Imperial Chemical Industries PLC, each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Imperial Chemical Industries PLC.

Date: March 30, 2006

/s/ John D G McAdam

John D G McAdam Chief Executive

/s/ Alan J Brown

Alan J Brown Chief Financial Officer